                                                                      EXHIBIT 11

Anacomp, Inc. and Subsidiaries
COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (Unaudited)
PRIMARY

                                                     Three months ended
                                                         December 31,
                                                     ------------------
(In thousands, except per share amounts)              1994        1993
-----------------------------------------------------------------------
                                                          (Note 3)
Earnings (loss) per Common Share:

   Net income (loss) available to common
     stockholders.................................  $  (259)    $ 8,861
                                                    =======     =======

Shares:

   Weighted average number of shares
    outstanding ..................................   45,843      40,799


   Adjustments:

     Assumed issuances under acquisition
     contingencies................................       --          --

     Assumed issuances under stock option
     and stock purchase plans.....................       --       2,783
                                                    -------     -------

Total shares .....................................   45,843      43,582
                                                    =======     =======



Earnings (loss) per common share..................  $  (.01)    $   .20
                                                    =======     =======

                                                                      EXHIBIT 11

Anacomp, Inc. and Subsidiaries
COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (Unaudited)
ASSUMING FULL DILUTION


                                                     Three months ended
                                                         December 31,
                                                     ------------------
(In thousands, except per share amounts)              1994        1993
-----------------------------------------------------------------------
                                                          (Note 3)
Earnings (loss) per Common Share:

   Net income (loss) available to common
     stockholders.................................  $  (259)    $ 8,861
                                                    =======     =======

Shares:

   Weighted average number of shares
    outstanding ..................................   45,843      40,799


   Adjustments:

     Assumed issuances under acquisition
     contingencies................................       --          --

     Assumed issuances under stock option
     and stock purchase plans.....................       --       3,656
                                                    -------     -------

Total shares .....................................   45,843      44,455
                                                    =======     =======



Earnings (loss) per common share..................  $  (.01)    $   .20
                                                    =======     =======





                                      -17-